Exhibit 23.2

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 25, 2022, relating to the financial statements of the Permianville Royalty Trust (the Trust) appearing in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2021.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Weaver and Tidwell, L.L.P.
Weaver and Tidwell, L.L.P. Houston, Texas June 22, 2022